UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 10, 2018 (August 8, 2018)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue, Suite 3400

Dallas, Texas 75204

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (214) 303-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

On August 8, 2018, the Compensation Committee of the Board of Directors of Dean Foods Company, a Delaware corporation (the “Company”), amended certain terms of the Company’s 2018 Short-Term Incentive Compensation Plan (the “2018 STI Plan”). The amended 2018 STI Plan will apply to all plan participants, including the executive officers of the Company. Given that 2018 is an important year of transition and transformation for Dean Foods, the Company wants to ensure continued employee engagement and focus on executing on the Company’s commercial agenda, cost productivity initiatives and enterprise-wide productivity plan through the balance of the year. The amended 2018 STI Plan eliminates the requirement that a minimum adjusted operating income (“AOI”) be achieved in 2018 as a condition to the payout of any portion of the award related to individual performance objectives. Thus, the 2018 STI Plan, as amended, now allows a potential payout to a participant for that portion of an award earned based on his or her performance of individual objectives, without regard to the Company’s financial performance in 2018 against the minimum AOI target.

The 2018 STI Plan, as amended, is attached to this Form 8-K as Exhibit 10.1, and this description is qualified entirely by reference thereto.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Dean Foods Company 2018 Short-Term Incentive Compensation Plan, as amended

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2018	DEAN FOODS COMPANY

	By:	/s/ Russell F. Coleman
Russell F. Coleman
Executive Vice President, General Counsel, Corporate Secretary & Government Affairs

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